FOR IMMEDIATE RELEASE

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366

DARDEN ISSUES STATEMENT REGARDING DIRECTOR NOMINATIONS

ORLANDO, FL – May 22, 2014 / PRNewswire / Darden Restaurants, Inc. (NYSE: DRI) today stated that Starboard Value LP and its affiliates (“Starboard”) has provided notice of its intent to nominate 12 candidates to stand for election to Darden’s Board of Directors at the Company’s 2014 Annual Meeting of Shareholders.

Darden issued the following statement:

Darden’s Board of Directors and management team are focused on creating value for all Darden shareholders, and we are confident in the actions the Company is taking to deliver on this responsibility.  Starboard’s assertions continue to be based on incorrect and unrealistic analysis, which results in misleading conclusions regarding the value associated with the sale of the Red Lobster business.

Over the past months, we have had extensive conversations with our shareholders about Darden and the Company’s strategic direction.  The recently signed agreement to sell the Red Lobster business and the actions underway to reinvigorate restaurant performance, reduce costs and ensure a sound financial foundation to support Darden’s dividend reflect the input we have received from shareholders.  These initiatives also reflect a review of operational, strategic and financial alternatives available.  This review included advice from legal counsel and significant analysis provided by two separate financial advisors – Goldman, Sachs & Co. and Morgan Stanley.  In conducting this review, the Board has been open-minded to the paths available for value creation, including those suggested by shareholders.

Darden’s Board is comprised of 12 highly qualified directors, 11 of whom are independent, including the Company’s Lead Independent Director.  Four of Darden’s independent directors have joined the Board in the last five years, and two new directors have been added in the last two years.

Darden’s directors are proven leaders in their respective fields with experience and expertise relevant to the needs of the business and the Company’s strategies, including experience:
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Leading other global consumer and retail companies with skill sets in operations, food service and restaurants, hospitality, consumer marketing/brand building, supply chain and distribution management, and consumer packaged goods;

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Optimizing asset portfolios through franchising, real estate development, and mergers and acquisitions, with many of Darden’s independent directors directly overseeing or guiding the strategic direction of substantial real estate portfolios;

•	Ensuring robust corporate finance policies and strategies, including experience with financial controls, audit and accounting;
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Serving as senior executive leaders at other publicly traded companies, including in the roles of Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, as well as serving in Board committee leadership roles and as individual directors; and

•	Developing strategies and policies in other key areas including technology, human resources, health care and corporate governance.

By attempting to replace all 12 members of the Board with its own preferred nominees, Starboard is seeking effective control of the Company – representation which is disproportionate to Starboard’s recently acquired approximate 6.2% stake in Darden and which does not offer Darden shareholders a control premium for such change in control.

The Darden Board of Directors and the Board’s Nominating and Corporate Governance Committee will consider the Starboard nominations in due course.  The Company will present details regarding its recommended slate of director nominees in Darden’s definitive proxy statement and other materials to be filed with the Securities and Exchange Commission with respect to the 2014 Annual Meeting, which has yet to be scheduled.  Darden shareholders are not required to take any action at this time, and the Company expects to continue its engagement with Darden shareholders.

Goldman, Sachs & Co. is serving as Darden’s financial advisor.  Morgan Stanley is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Darden’s Board of Directors.

About Darden Restaurants

Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row.  Our restaurant brands – Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House – reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement to sell Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the Red Lobster transaction or otherwise, the failure of the Red Lobster transaction to close for any reason including non-fulfillment of any conditions to close, the timing of the completion of the transaction, actions of activist investors and the cost and disruption of responding to those actions, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the upcoming annual meeting of the Company's stockholders.  In connection with the annual meeting, the Company intends to file a preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's stockholders.  Information regarding the names and interests of such participants is set forth in the Company's revocation solicitation statement, filed with the SEC on April 1, 2014 and will also be included in the proxy statement concerning the annual meeting.  These documents are available free of charge at the SEC's website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to each stockholder entitled to vote at the annual meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the possible proxy solicitation at the SEC's website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company's website at http://investor.darden.com/investors/investor-relations/default.aspx.